                                                                     EXHIBIT 11
                                                                     PAGE 1 OF 2

                          MARRIOTT INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   ($ in millions, except per share amounts)

                                                                   Twelve weeks ended                  Thirty-six weeks ended
                                                              ------------------------------        ------------------------------
                                                              September 12,     September 6,        September 12,     September 6,
                                                                  1997              1996                1997              1996
                                                              -------------    -------------        -------------    -------------
Computation of Primary Earnings Per Share
-----------------------------------------

Net Income................................................    $        67.5    $        58.0        $       227.4    $       196.0
                                                              =============    =============        =============    =============
Shares -

Weighted average number of shares outstanding.............            127.3            127.8                126.8            127.4
Assumed distribution of shares reserved under employee
   stock purchase plan, less shares assumed purchased at
   the average market price.................................              -              0.1                    -              0.1
Assumed issuance of shares granted under employee
   stock option plan, less shares assumed purchased at
   the average market price...............................              4.6              4.4                  4.3              4.4
Assumed distribution of shares granted under deferred
   stock incentive plan, less shares assumed purchased at
   average market price...................................              3.0              3.1                  3.0              3.1
                                                              -------------    -------------        -------------    -------------
                                                                      134.9            135.4                134.1            135.0
                                                              =============    =============        =============    =============

Primary Earnings Per Share................................    $         .50    $         .43        $        1.70    $        1.45
                                                              =============    =============        =============    =============

                                                                     EXHIBIT 11
                                                                     PAGE 2 OF 2

                          MARRIOTT INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                   ($ in millions, except per share amounts)

                                                                          Twelve weeks ended             Thirty-six weeks ended
                                                                     -----------------------------     ----------------------------
                                                                     September 12,    September 6,     September 12,   September 6,
                                                                         1997             1996             1997            1996
                                                                     -------------    ------------     -------------   ------------
Computation of Fully Diluted Earnings Per Share
-----------------------------------------------

Earnings -

Net Income.........................................................  $          67    $         58     $         227   $        196
   After-tax interest expense on convertible subordinated debt.....              2               2                 5              4
                                                                     -------------    ------------     -------------   ------------
Net income for fully diluted earnings per share....................  $          69    $         60     $         232   $        200
                                                                     =============    ============     =============   ============

Shares -

Weighted average number of shares outstanding......................          127.3           127.8             126.8          127.4
Assumed distribution of shares reserved under employee
     stock purchase plan, less shares assumed purchased at
     greater of average or ending market price.....................            0.1             0.1               0.1            0.2
Assumed issuance of shares granted under employee stock
     option plan, less shares assumed purchased at greater
     of average or ending market price.............................            4.6             4.5               4.8            4.7
Assumed distribution of shares granted under deferred
     stock incentive plan, less shares assumed purchased at
     greater of average or ending market price.....................            3.0             3.1               3.0            3.1
Assumed issuance of common shares upon conversion of
     convertible subordinated debt.................................            4.7             4.7               4.7            3.2
                                                                     -------------    ------------     -------------   ------------
                                                                             139.7           140.2             139.4          138.6
                                                                     =============    ============     =============   ============

Fully Diluted Earnings Per Share...................................  $         .49    $        .43     $        1.67   $       1.44
                                                                     =============    ============     =============   ============